Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS , that each of the undersigned, being a director or officer, or both, of Telanetix, Inc., a Delaware corporation, (“registrant”) hereby constitutes and appoints Douglas N. Johnson and Paul Bogonis, acting individually, as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments to the registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2011 and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done that such annual report and its amendments shall comply with the Securities Act, and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

In accordance with the Securities Exchange Act of 1934, as amended, this report has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date
s/ DOUGLAS N. JOHNSON Douglas N. Johnson	Chief Executive Officer and Director (Principal Executive Officer)	March 22, 2012
/s/ PAUL C. BOGONIS Paul C. Bogonis	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 22, 2012
/s/ ROB CAIN Rob Cain	Chief Operating Officer (Principal Operating Officer)	March 22, 2012
/s/ STEVEN J. DAVIS Steven J. Davis	Director	March 22, 2012
/s/ CHARLES HALE Charles Hale	Director	March 22, 2012
/s/ MARTIN HALE Martin Hale	Director	March 22, 2012
/s/ DAVID A. RANE David A. Rane	Director	March 22, 2012